EXHIBIT 10.9

KEY LINK ASSETS CORP.

NOTE PAYABLE

$34,541

September 29, 2013

Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, Key Link Assets Corp., a Delaware corporation (“Maker”), promises to pay to the order of Synergy Law Group, LLC, an Illinois limited liability company, together with any successors or assigns (collectively, the "Holder"), the principal sum of Thirty-Four Thousand Five-Hundred and Forty-One Dollars (US $34,541). The Note is non-interest bearing and bears no collateral.

The original liability was incurred by the Maker for services rendered to the Maker by the Holder and outstanding on the date of this Note.

The Note will be paid in full on June 30, 2015. The Company may redeem the Notes in part, or in full, prior to the due date of the Note.

Payments of principal shall be made at the place that Holder from time to time shall direct in writing, or, in the absence of direction, at 730 West Randolph Street, Suite 600, Chicago, Illinois 60661.

Upon a default by the undersigned to make any payment due hereunder, and continuing for five (5) calendar days after notice has been given to the undersigned, and at the option of the Holder, all of the unpaid indebtedness evidenced by this Note shall become immediately due and payable and shall accrue interest at the highest rate of interest then permitted by law.

This Note is submitted by the undersigned to the Holder in Chicago, Illinois and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects.

To induce the Holder to accept this Note, the undersigned irrevocably agrees that, subject to the Holder's sole and absolute election, all actions and proceedings in any way, manner or respect arising out of or from or related to this Note shall be litigated in courts having situs within the County of Cook, State of Illinois, and the undersigned hereby covenants and submits to the jurisdiction of any local, state or federal court located within said county and state.

Any notice, designation, demand, consent or request required herein to be given or to be served upon the undersigned by the Holder shall be deemed to have been given or served upon mailing, if addressed to the undersigned at 216 South Jefferson Street, Suite LL, Chicago, Illinois 60661, or upon actual receipt by the undersigned.

In the event of default hereunder, the undersigned agrees to pay all expenses, including, without limitation, attorney fees, incurred by the Holder in endeavoring to enforce the rights of Holder hereunder.

Key Link Assets Corp.

By: _/s/ Shawn Clark_________________

      Shawn Clark, Chief Executive Officer